EXHIBIT 99.1
CC Media Holdings, Inc. Reports First Quarter 2009 Results

San Antonio, Texas May 11, 2009...CC Media Holdings, Inc. (OTCBB: CCMO) today reported results for its first quarter ended March 31, 2009.
CC Media Holdings reported revenues of $1.2 billion in the first quarter of 2009, a decrease of 23% from the $1.6 billion reported for the first quarter of 2008. Included in the Company’s revenue is a $64.5 million decrease due to movements in foreign exchange; strictly excluding the effects of these movements in foreign exchange, revenues would have declined 19%. See reconciliation of revenue excluding effects of foreign exchange to revenue at the end of this press release.
The Company’s operating expenses decreased 12% to approximately $1.0 billion during the first quarter of 2009 compared to 2008. Included in CC Media Holdings’ first quarter 2009 expenses is a $62.2 million decrease due to movements in foreign exchange. Strictly excluding the effects of these movements in foreign exchange in the 2009 expenses, the expense decline would have been 7%. See reconciliation of expenses excluding effects of foreign exchange to expenses at the end of this press release. Also included in CC Media Holdings’ first quarter 2009 operating expenses are approximately $9.8 million of non-cash compensation expense, compared to non-cash compensation expense of $9.6 million in the first quarter of 2008, and approximately $33.6 million of restructuring charges.
The Company’s income (loss) before discontinued operations decreased to a loss of $428.0 million, attributable to the decrease in revenues and an increase of approximately $287.1 million in interest expense as a result of an increase in outstanding debt, as compared to income of $169.8 million for the same period in 2008.
CC Media Holdings‘ OIBDAN (defined as Operating Income before Depreciation and amortization, Non-cash compensation expense, Merger costs, Other operating income (expense) — net) was $174.2 million in the first quarter of 2009, a 56% decrease from 2008. See reconciliation of OIBDAN to net income (loss) at the end of this press release.
The Company anticipates filing its Quarterly Report with the Securities and Exchange Commission (SEC) on Form 10-Q later today. This Quarterly Report includes further details and discussion of the Company’s first quarter results.
Mark P. Mays, Chief Executive Officer of CC Media Holdings, commented, “Our companies performed well on a relative basis in a difficult economic environment and weakened ad market. We commend our employees for their ongoing efforts to engage their audiences, customers and communities through our strong brands, high-impact mediums, and great portfolio of properties.”
Randall T. Mays, President of CC Media Holdings, stated, “Radio and outdoor remain incredibly efficient marketing mediums. Our focus across our great businesses is to maximize the efficacy of our mediums for the benefit of advertisers. We thank our employees for their unwavering dedication and commitment.”

Revenue, Direct Operating and SG&A Expenses, and OIBDAN by Division

	Three Months Ended
	March 31,
	2009	2008	%
(In thousands)	Post-merger	Pre-merger	Change

Revenue
Radio Broadcasting	$603,622	$769,611	(22%)
Outdoor Advertising	582,216	775,579	(25%)
Other	41,798	44,453	(6%)
Eliminations	(19,649)	(25,436)

Consolidated revenue	$1,207,987	$1,564,207	(23%)

The Company’s first quarter 2009 revenue decreased from foreign exchange movements of approximately $64.5 million as compared to the same period of 2008.

Direct Operating and SG&A Expenses by Division
Radio Broadcasting	$467,521	$500,778
Less: Non-cash compensation expense	(1,999)	(4,809)

	465,522	495,969	(6%)

Outdoor Advertising	497,372	615,444
Less: Non-cash compensation expense	(2,824)	(1,930)

	494,548	613,514	(19%)

Other	50,641	41,542
Less: Non-cash compensation expense	(72)	—

	50,569	41,542	22%

Eliminations	(19,649)	(25,436)

Plus: Non-cash compensation expense	4,895	6,739

Consolidated divisional operating expenses	$995,885	$1,132,328	(12%)

The Company’s first quarter 2009 direct operating and SG&A expenses decreased from foreign exchange movements of approximately $62.2 million as compared to the same period of 2008.

OIBDAN
Radio Broadcasting	$138,100	$273,642	(50%)
Outdoor Advertising	87,668	162,065	(46%)
Other	(8,771)	2,911
Corporate	(42,759)	(43,452)

Consolidated OIBDAN	$174,238	$395,166	(56%)

See reconciliation of OIBDAN to net income at the end of this press release.

Restructuring Program
On January 20, 2009 the Company announced that it had commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. The restructuring program will also include other actions, including elimination of overlapping functions and other cost savings initiatives. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all. In addition, the Company may modify or terminate the restructuring program in response to economic conditions or otherwise.
For the first quarter of 2009, the Company recognized approximately $33.6 million of expenses related to the restructuring program.

	Three Months	Three Months
Restructuring Expenses	Ended	Ended
(In millions)	March 31, 2009	December 31, 2008

Radio Broadcasting	$12.9	$53.1
Outdoor Advertising	5.8	35.5
Other	7.1	2.0
Corporate	7.8	5.3

Total	$33.6	$95.9

Liquidity and Financial Position
As of March 31, 2009, the Company had approximately $22.0 billion aggregate principal amount of long-term debt and approximately $1.6 billion in cash and cash equivalents.
As of May 8, 2009, the Company had approximately $12.6 million available on its bank revolving credit facility and had a balance of approximately $1.4 billion in short-term investments, which is included in cash and cash equivalents on the Company’s balance sheet. The Company may utilize available funds for general working capital purposes including funding capital expenditures and acquisitions. The Company may also from time to time seek to retire or purchase its outstanding debt or equity securities or obligations through cash purchases, prepayments and/or exchanges for debt or equity securities or obligations, in open market purchases, privately negotiated transactions or otherwise. Such uses, repurchases, prepayments or exchanges, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.
The Company’s senior secured credit facilities require the Company to comply with a maximum consolidated senior secured net debt to adjusted EBITDA (as calculated in accordance with the senior secured credit facilities) ratio. Secured Leverage, defined as secured debt, net of cash, divided by the trailing 12-month consolidated EBITDA, was 7.1x at March 31, 2009.

TABLE 1 — Financial Highlights of CC Media Holdings, Inc. and Subsidiaries — Unaudited

	Three Months Ended
	March 31,
		2008
	2009	Pre-merger	%
(In thousands)	Post-merger	(As adjusted)	Chg.

Revenue	$1,207,987	$1,564,207	(23%)
Direct operating expenses	618,349	705,947	(12%)
Selling, general and administrative expenses	377,536	426,381	(11%)
Corporate expenses*	47,635	46,303	3%
Merger costs	—	389
Depreciation and amortization	175,559	152,278
Other operating income (expense) — net	(2,894)	2,097

Operating Income (loss)	(13,986)	235,006

Interest expense	387,053	100,003
Gain on marketable securities	—	6,526
Equity in earnings of nonconsolidated affiliates	(4,188)	83,045
Other income (expense) — net	(3,180)	11,787

Income (loss) before income taxes and discontinued operations	(408,407)	236,361
Income tax benefit (expense):
Current	(11,095)	(23,833)
Deferred	(8,497)	(42,748)

Income tax benefit (expense)	(19,592)	(66,581)

Income (loss) before discontinued operations	(427,999)	169,780
Income (loss) from discontinued operations	—	638,262

Consolidated net income (loss)	(427,999)	808,042
Amount attributable to noncontrolling interest	(9,782)	8,389

Net income (loss) attributable to the Company	$(418,217)	$799,653

*	Included in corporate expenses for the three months ended March 31, 2009 is approximately $7.8 million related to the Company’s restructuring program.

Post-merger and pre-merger earnings per share are not presented because they are not comparable, as explained below.
The information in Table 1 is presented for two periods: post-merger and pre-merger. The Company applied preliminary purchase accounting to the opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008 and the results of operations subsequent to this date reflect the impact of the new basis of accounting. The financial reporting periods are presented as follows:
•	The period from January 1, 2009 through March 31, 2009 includes the post-merger period of the Company, reflecting the purchase accounting adjustments related to the merger.

•	The period from January 1, 2008 through March 31, 2008 includes the pre-merger period of the Company. The consolidated financial statements for all pre-merger periods were prepared using Clear Channel’s historical basis of accounting. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.
Supplemental Disclosure Regarding Non-GAAP Financial Information
Operating Income (Loss) before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Other operating income — Net (OIBDAN)
The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2009 and 2008. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Discontinued operations; Amount attributable to noncontrolling interest; Income tax benefit (expense); Other income (expense) — net; Equity in earnings of nonconsolidated affiliates; Gain on marketable securities; Interest expense; Other operating income (expense) — net; Depreciation and amortization; and merger costs.
The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. It helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Additionally, the Company’s bank credit facilities use this measure for compliance with leverage covenants.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.
In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2009 actual foreign revenues and expenses at average 2008 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.
As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expenses; and (iv) OIBDAN to net income.

		Non-cash		Corporate and
	Operating	compensation	Depreciation	other reconciling
(In thousands)	income (loss)	expense	and amortization	items	OIBDAN
Three Months Ended March 31, 2009 (Post-merger)
Radio Broadcasting	$79,269	$1,999	$56,832	$—	$138,100
Outdoor	(17,064)	2,824	101,908	—	87,668
Other	(23,690)	72	14,847	—	(8,771)
Other operating income (expense) — net	(2,894)	—	—	2,894	—
Corporate	(49,607)	4,876	1,972	—	(42,759)

Consolidated	$(13,986)	$9,771	$175,559	$2,894	$174,238

Three Months Ended March 31, 2008 (Pre-merger)
Radio Broadcasting	$237,346	$4,809	$31,487	$—	$273,642
Outdoor	55,045	1,930	105,090	—	162,065
Other	(8,644)	—	11,555	—	2,911
Other operating income — net	2,097	—	—	(2,097)	—
Corporate and merger costs	(50,838)	2,851	4,146	389	(43,452)

Consolidated	$235,006	$9,590	$152,278	$(1,708)	$395,166

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

	Three Months Ended
	March 31,
	2009	2008	%
(In thousands)	Post-merger	Pre-merger	Change

Revenue	$1,207,987	$1,564,207	(23%)
Excluding: Foreign exchange (increase) decrease	64,537	—

Revenue excluding effects of foreign exchange	$1,272,524	$1,564,207	(19%)

Outdoor revenue	$582,216	$775,579	(25%)
Excluding: Foreign exchange (increase) decrease	64,537	—

Outdoor revenue excluding effects of foreign exchange	$646,753	$775,579	(17%)

International Outdoor revenue	$312,029	$442,217	(29%)
Excluding: Foreign exchange (increase) decrease	60,949	—

International Outdoor revenue excluding effects of foreign exchange	$372,978	$442,217	(16%)

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Foreign Exchange Effects to Expense

	Three Months Ended
	March 31,
	2009	2008	%
(In thousands)	Post-merger	Pre-merger	Change

Consolidated expense	$995,885	$1,132,328	(12%)
Excluding: Foreign exchange (increase) decrease	62,222	—

Consolidated expense excluding effects of foreign exchange	$1,058,107	$1,132,328	(7%)

Outdoor expense	$497,372	$615,444	(19%)
Excluding: Foreign exchange (increase) decrease	62,222	—

Outdoor expense excluding effects of foreign exchange	$559,594	$615,444	(9%)

International Outdoor expense	$303,653	$400,824	(24%)
Excluding: Foreign exchange (increase) decrease	59,416	—

International Outdoor expense excluding effects of foreign exchange	$363,069	$400,824	(9%)

Reconciliation of OIBDAN to Net income

	Three Months Ended
	March 31,
	2009	2008	%
(In thousands)	Post-merger	Pre-merger	Change

OIBDAN	$174,238	$395,166	(56%)
Non-cash compensation expense	9,771	9,590
Depreciation & amortization	175,559	152,278
Merger costs	—	389
Other operating income (expense) — net	(2,894)	2,097

Operating income (expense)	(13,986)	235,006
Interest expense	387,053	100,003
Gain on marketable securities	—	6,526
Equity in earnings of nonconsolidated affiliates	(4,188)	83,045
Other income (expense) — net	(3,180)	11,787

Income (loss) before income taxes and discontinued operations	(408,407)	236,361
Income tax benefit (expense):
Current	(11,095)	(23,833)
Deferred	(8,497)	(42,748)

Income tax benefit (expense)	(19,592)	(66,581)

Income (loss) before discontinued operations	(427,999)	169,780
Income (loss) from discontinued operations	—	638,262

Consolidated net income (loss)	(427,999)	808,042
Amount attributable to noncontrolling interest	(9,782)	8,389

Net income (loss) attributable to the Company	$(418,217)	$799,653

About CC Media Holdings, Inc.
CC Media Holdings, the parent company of Clear Channel Communications, is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers. The company’s businesses include radio and outdoor displays. More information is available at www.ccmediaholdings.com or www.clearchannel.com.
For further information contact:
Investors — Randy Palmer, Senior Vice President of Investor Relations, (210) 822-2828 or Media — Lisa Dollinger, Chief Communications Officer, (210) 832-3474 or visit the Company‘s web-site at http://www.clearchannel.com.
Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings/Clear Channel Communications to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which CC Media Holdings/Clear Channel Communications currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements; access to capital markets and changes in credit ratings. Other unknown or unpredictable factors also could have material adverse effects on CC Media Holdings/Clear Channel Communications’ future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in CC Media Holdings/Clear Channel Communications’ reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings’ first Quarter Report on Form 10-Q for the period ended March 31, 2009 or CC Media Holdings’ Annual Report on Form 10-K for the period ended December 31, 2008. Except as otherwise stated in this document, CC Media Holdings/Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.